                                                                  Exhibit (m)(5)

ILLUSTRATION SAMPLE CALCULATION -- CORPEXEC VUL VI

Illustrated contractowner:
         Male Issue Age 45 medically underwritten Nonsmoker, Face Amount $1,000,000, Death Benefit Option 1, $21,000 planned annual premium paid annually on the policy anniversary for 21 years.

Current Cost of Insurance Rates
Hypothetical Gross Annual Investment Return = 10%
Assumed Asset Charges* = 0.81%

POLICY VALUE

POLICY VALUE = [BEGINNING POLICY VALUE + NET PREMIUM - MONTHLY DEDUCTION] X {NET INVESTMENT FACTOR}

DERIVATION OF ANNUAL SUB-ACCOUNT RATE OF RETURN FROM GROSS RATE OF RETURN
         Net Sub-Account Rate of Return = 9.11% = [(1 + Gross Sub-Account Rate of Return)/\(1/365) - Assumed Asset Charges / 365 ]/\365 - 1

         = [(1.1)/\(1/365) - (0.0081/365) ]/\365 - 1 = 9.11%
         * Asset charges vary by sub-account: Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contractowner's allocation of premium and policy value between the available sub-accounts. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER CONTRACT CHARGES ARE MADE

POLICY VALUE

Net Premium = Gross Premium - Premium Expense Charge
         In the fifth policy year, the Premium Expense Charge equals 13.25% of the lesser of Gross Premium or Target Premium, plus 3.00% of any excess Gross Premium above the Target Premium.

Monthly Deduction = COI Deduction + M&E Charge + Monthly Contract Charge

         For example, on the fifth policy anniversary for a Male Nonsmoker, issue age 45:

         Beginning of Year 5 Policy Value = $84,913.22

         Target Premium = $47,590.00

         NET PREMIUM = $21,000.00 x (1 - 0.1325) = $18,217.50

         M&E CHARGE = (0.0045/12) x (Policy Value)
                  - Policy Value = End of year 4 Policy Value + Net Premium Received = $84,913.22 + $18,217.50 =
                           $103,130.72
                  -        M&E Charge = (0.000375) x (103,130.72) = $38.67

           MONTHLY CONTRACT CHARGE = Currently, $5.00 per month ($11.00 per month guaranteed maximum)


COI CHARGE = (Death Benefit / 1.0032737 - Policy Value after Net Premium, M&E Charge, and Monthly Contract Charge - Deferred Premium Load Account Value) x Monthly COI Rate
                  -        The current Monthly COI Rate = 0.000129

                  -        The illustrated Death Benefit = $ 1,000,000
                  - Year 5, Month 1 Policy Value after Net Premium, M&E Charge, and Monthly Contract Charge = $84,913.22 + $18,217.50 - $ 38.67 - $5.00 = $103,087.05
                  -        Deferred Premium Load Account Value = (a) - (b) +
                           (c) + (d) = $11,883.07 - $125.91 + $2,753.02 +
                           $115.71 = $14,625.88 where
                           (a) Value of the Deferred Premium Load Account as of the prior monthly deduction day = End of Year 4 Deferred Premium Load Account Value = $11,883.07
                           (b) The amount of Deferred Premium Load Account amortized = (current monthly percentage amortized) x (End of Year 4 Deferred Premium Load Account Value) = (0.010596) x ($11,883.07) = $125.91
                           (c) The percentage of the cumulative Premium Expense Charge collected since the last monthly deduction day = (1 - current amortization percentage) x (Premium Expense Charge since last monthly deduction day) = (1 - 0.010596) x (0.1325) x ($21,000.00) =
                                    $2,753.02
                           (d) The interest credited for the prior month = (11,883.07 - $ 125.91 + $2,753.02) x [(1 +
                                    0.10)/\(1/12)-1] = $115.71
                  -        COI Charge = [($1,000,000/1.0032737) - $103,087.07 -
                           $14,625.88] x (0.000129) = $113.39

NET INVESTMENT FACTOR

The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:

         (1)      is the net result of:
                  - the net asset value per share of the portfolio held in the subaccount at the end of the current valuation period, plus
                  - the per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, plus or minus
                  - a per share credit or charge with respect to any taxes which we paid or for which we reserved during the valuation period which are determined by us to be attributable to the operation of the subaccount (no federal income taxes are applicable under present law),

         (2) is the net asset value per share of the portfolio held in the subaccount at the end of the last prior valuation period.

         For illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 9.11% net annual effective rate of return:

         Monthly Net Investment Factor (Hypothetical) = (1.0911) /\ (1/12) = 1.0072919881

THE FOLLOWING IS A REPRESENTATION OF THE INTERIM POLICY VALUE CALCULATION DURING POLICY YEAR 5:


-------------------------------------------------------------------------------------------------------------------------------
 Policy   Policy    Policy Value          Net       Value After     COI       M&E         Monthly      Value After
  Year    Month         (BOM)           Premium       Premium     Charges   Charges   Contract Charge   Deduction    Interest
-------------------------------------------------------------------------------------------------------------------------------
    5       1       $ 84,913.22       $18,217.50    $103,130.72   $113.39   $38.67        $5.00        $102,973.66   $750.88
    5       2        103,724.54            -         103,724.54    113.31    38.90         5.00         103,567.33    755.21
    5       3        104,322.54            -         104,322.54    113.25    39.12         5.00         104,165.17    759.57
    5       4        104,924.74            -         104,924.74    113.18    39.35         5.00         104,767.21    763.96
    5       5        105,531.17            -         105,531.17    113.10    39.57         5.00         105,373.50    768.38
    5       6        106,141.88            -         106,141.88    113.03    39.80         5.00         105,984.05    772.83
    5       7        106,756.88            -         106,756.88    112.96    40.03         5.00         106,598.89    777.32
    5       8        107,376.21            -         107,376.21    112.88    40.27         5.00         107,218.06    781.83
    5       9        107,999.89            -         107,999.89    112.81    40.50         5.00         107,841.58    786.38
    5      10        108,627.96            -         108,627.96    112.73    40.74         5.00         108,469.49    790.96
    5      11        109,260.45            -         109,260.45    112.65    40.97         5.00         109,101.83    795.57
    5      12        109,897.40            -         109,897.40    112.58    41.21         5.00         109,738.61    800.21
    6       1        110,538.82
-------------------------------------------------------------------------------------------------------------------------------

SURRENDER VALUE (ALTERNATE CASH SURRENDER VALUE)

Surrender Value = Policy Value + Deferred Premium Load Account Value

The following is a detailed representation of the interim Deferred Premium Load Account Value calculation during Policy Year 5, using the formula described in the COI Charge section above:

---------------------------------------------------------------------------------------------------------------
 Policy   Policy      DPL Account           DPL            DPL         DPL Before               DPL Account
  Year    Month          (BOM)          Amortization  Capitalization    Interest    Interest       (EOM)
---------------------------------------------------------------------------------------------------------------
    5       1         $11,883.07          $155.40       $2,782.50     $14,510.18    $115.71     $14,625.88
    5       2          14,625.88           154.98           -          14,470.91     115.39      14,586.30
    5       3          14,586.30           154.56           -          14,431.74     115.08      14,546.82
    5       4          14,546.82           154.13           -          14,392.69     114.77      14,507.46
    5       5          14,507.46           153.72           -          14,353.73     114.46      14,468.19
    5       6          14,468.19           153.30           -          14,314.89     114.15      14,429.04
    5       7          14,429.04           152.89           -          14,276.15     113.84      14,389.99
    5       8          14,389.99           152.48           -          14,237.51     113.53      14,351.04
    5       9          14,351.04           152.06           -          14,198.98     113.22      14,312.20
    5      10          14,312.20           151.65           -          14,160.55     112.92      14,273.47
    5      11          14,273.47           151.24           -          14,122.23     112.61      14,234.84
    5      12          14,234.84           150.83           -          14,084.01     112.31      14,196.32
---------------------------------------------------------------------------------------------------------------

Total Alternative Cash Surrender Value at the end of Policy Year 5 = 110,538.82 + 14,196.32 = $124,735.14

DEATH BENEFITS

For death benefit Option 1, the death benefit equals the greater of:
         -        The face amount on the date of death, or
         - A percentage of the Alternative Cash Surrender Value equal to the minimum necessary for this policy to qualify as life insurance under Section 7702 of the IRC, as amended.

For a Male contractowner of attained age 49, the percentage of the Alternative Cash Surrender Value to qualify as life insurance under Section 7702 of the IRC, as amended, is 296%.
Death Benefit, end of year 5 = the greater of
         -        Face Amount = $1,000,000, or
         - 296% x Alternative Cash Surrender Value = 2.96 x $123,905.68= $369,164.01
Death Benefit, end of year 5 = $1,000,000

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

Monthly Deduction
         -        Monthly COI rates vary by attained age
         - M&E Charges declines to a monthly 0.0002083 times Policy Value in year 11 and after

Deferred Premium Load Account Value
         - The DPL account value amortizes to zero after the 11th policy anniversary, or upon lapse of the policy

Death Benefit
         - Death Benefits may exceed the Face Amount in order to qualify as life insurance under Section 7702 of the IRC, as amended.